U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 11, 2011
                Date of Report (Date of earliest event reported)

                         Commission File No. 333-136247


                           DOMARK INTERNATIONAL, INC.
        (Exact name of small business issuer as specified in its charter)

           Nevada                                                20-4647578
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

                        254 S Ronald Reagan Blvd, Ste 134
                             Longwood, Florida 32750
                    (Address of principal executive offices)

                                 (877) 700-7369
                          (Issuer's telephone number)

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

Effective March 3, 2011, we obtained an unsecured loan in the amount of $75,000 from a private lender. The loan proceeds are disbursed as follows: $50,000 on March 7, 2011, and $25,000 on March 21, 2011. The first disbursement was received by the Company on March 7, 2011. The maturity date of the promissory note is July 1, 2011. The promissory note provides for interest at the below-market rate of 3.00% per annum, payable together with the principal amount at the maturity date, and is personally guaranteed by our Chief Executive Officer. Upon an event of default, interest shall accrue upon the total sum outstanding, from time to time, at the rate equal to 18% per annum on a basis of a 365-day year for the actual number of days in which any indebtedness under this promissory note remains outstanding.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DoMark International, Inc.


Date: March 11, 2011           By: /s/ R. Thomas Kidd
                                  -------------------------------------------
                                  R. Thomas Kidd
                                  Chief Executive Officer


                                       2